UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Filed Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 6, 2011

CONOLOG CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-08174	22-1847286

(State or other jurisdiction	(Commission File number)	(IRS Employer Identification No.)
of incorporation)

5 Columbia Road, Somerville, New Jersey 08876

(Address of principal executive offices) (Zip Code)

(908) 722-8081

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 6, 2010, Conolog Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Robert Benou, the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors, pursuant to which the Company sold to Robert Benou a total of 277,777 shares of its Common Stock at a price per share of $0.36, (which is the average of the closing bid prices for the Company’s Common Stock for the last thirty days (rounded to the whole penny) that such Common Stock traded) for an aggregate purchase price of $99,999.72.

The Company received waivers from the holders of its outstanding Secured Convertible Notes pursuant to which such holders waived any rights of participation and adjustments to the conversion price of their notes that they might have as result of the execution of the Securities Purchase Agreement.

The issuance and sale of the Common Stock pursuant to the Securities Purchase Agreement was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection of the Private Placement.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement. A copy of the Securities Purchase Agreement is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Securities Purchase Agreement Between the Company and Robert Benou

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2011	CONOLOG CORPORATION

	/s/	Marc Benou

Marc Benou
President

Exhibit Number	Description

99.1	Securities Purchase Agreement Between the Company and Robert Benou